UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: February 7, 2017

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 7, 2017, NextEra Energy Capital Holdings, Inc. (the borrower), a direct, wholly-owned subsidiary of NextEra Energy, Inc. (NEE), entered into two bi-lateral term loan agreements (loan agreements) with BNP Paribas and Sumitomo Mitsui Banking Corporation, each providing for a $3.75 billion short-term, non-revolving term loan facility, for a total of $7.5 billion, the proceeds of which loans are available for general corporate purposes, including to finance a portion of the purchase price payable by NEE for the acquisition of Oncor Electric Delivery Company LLC (Oncor). The obligation to make loans pursuant to the loan agreements terminates on August 6, 2017 and each loan agreement expires February 6, 2018. Interest on amounts outstanding under the loan agreements will be based on the Eurodollar Rate plus a specified margin that is subject to adjustment depending upon the length of time the commitments under the loan agreements or the loans are outstanding, with interest payable at the end of each interest period, which are expected to range from one to six months with respect to Eurodollar Rate loans, as selected by the borrower. Each of the loan agreements contain default and related acceleration provisions relating to, among other things, the failure to make required payments or to observe other covenants in the loan agreement, including financial covenants relating to the ratio of NEE’s and its consolidated subsidiaries’ funded debt to total capitalization, and certain bankruptcy-related events. NEE guarantees the payment of debt obligations under the loan agreements pursuant to a 1998 guarantee agreement.

These loan agreements, along with the 2016 issuance of $1.5 billion of equity units, the approximately $1.5 billion equity forward and asset sales to recycle capital, are another step in NEE's financing plan for its planned acquisition of Oncor.

The foregoing description of the loan agreements is qualified in its entirety by reference to the form of loan agreement, which is filed as Exhibit 10 hereto, and is incorporated into this report by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being filed pursuant to Item 2.03 herein.

Exhibit Number	Description
10	Form of Bi-lateral Term Loan Agreement between NextEra Energy Capital Holdings, Inc. and the Lender dated February 7, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTERA ENERGY, INC.
(Registrant)

Date: February 10, 2017

TERRELL KIRK CREWS, II
Terrell Kirk Crews, II Vice President, Controller and Chief Accounting Officer

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